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Securities and Exchange Commission
January 28, 1997
Page 10

                                  EXHIBIT NO. 5


                                ARCHER & GREINER
                           A Professional Corporation

                                COUNSELORS AT LAW
                              ONE CENTENNIAL SQUARE
                                  P.O. Box 3000
                       HADDONFIELD, NEW JERSEY 08033-0968


                                 March 20, 2000


AM Communications, Inc.
100 Commerce Drive
Quakertown, Pennsylvania 18951-2237

Dear Sirs:

         We have examined the corporate records and proceedings of AM Communications, Inc., a Delaware corporation, with respect to the legal sufficiency of all corporate proceedings of such corporation taken in connection with the creation, form and validity and full payment and non-assessability when issued of the 2,000,000 shares of common stock, par value $0.10 per share, covered by the Registration Statement on Form S-8, dated March 20, 2000, in connection with which Registration Statement this opinion is rendered.

         Based upon such examination, we are of the opinion that, when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, and the shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, such shares will be validly authorized and legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Sincerely,


                                                  /s/ Archer & Greiner
                                                  ---------------------------
                                                  ARCHER & GREINER
                                                  A Professional Corporation